                                                                     EXHIBIT 5.3


ENSERCH Corporation
ENSERCH Center                                   W. T. Satterwhite
300 South St. Paul Street                    Senior Vice President
Dallas, Texas 75201                            and General Counsel
Telephone 214/651-8700


                                 March 23, 1994



ENSERCH Corporation
Enserch Preferred Capital, Inc.
Enserch Capital L.L.C.
c/o ENSERCH Corporation
ENSERCH Center
300 South St. Paul Street
Dallas, Texas   75201

Ladies and Gentlemen:

  In connection with the registration under the Securities Act of 1933, as amended (the "Act"), of up to $450,000,000 of securities of ENSERCH Corporation (the "Corporation"), Enserch Capital L.L.C. ("Enserch Capital") and Enserch Preferred Capital, Inc. ("Enserch Preferred") including certain Backup Undertakings of Enserch Preferred on a Registration Statement on Form S-3 (the "Registration Statement"), I, as General Counsel for the Corporation, have examined such corporate records, certificates and other documents and have reviewed such questions of law as I have considered necessary or appropriate for purposes of the opinion expressed below.

  Based on such examination and review, I hereby advise you that, in my opinion:

  When (a) the terms of the Backup Undertakings as defined, of Enserch
Preferred have been duly established in accordance with applicable law, (b) the instruments relating to the Backup Undertakings have been duly authorized, executed and delivered, (c) the Registration Statement has become effective and any applicable state securities or Blue Sky laws have been complied with, (d) the Series A Preferred Securities to which any of the Backup Undertakings relate have been duly issued and sold and the purchase price therefor has been received by Enserch Capital and (e) Enserch Preferred has received the consideration, if any, separately payable for such Backup Undertakings, the Backup Undertakings will constitute valid and legally binding obligations of Enserch Preferred, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

  I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Opinions" in the Prospectus forming a part of the Registration Statement. In giving such consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Act.


                                       Very truly yours,

                                       /s/ W. T. Satterwhite

                                       W. T. Satterwhite